UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-212821	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(760) 466-8076

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Exclusive License Agreement with Spinal Resources, Inc.

On August 23, 2019, Ozop Surgical Corp. (the “Company”) entered into an Exclusive License Agreement (the “License Agreement”) with Spinal Resources, Inc. (“SRI”). Pursuant to the License Agreement, SRI granted to the Company an exclusive license, for products, as defined in the License Agreement, and utilized in spine and related surgical procedures.

As consideration for the licensed rights under the License Agreement, the Company agreed to pay license fees equal to $1,500,000, over the eighteen- month term of the License Agreement. Additionally, the Company has agreed to issue 6,000,000 shares of restricted common stock on a quarterly basis, pursuant to the terms of the License Agreement. The Company also issued a Promissory Note (the “Note”) to SRI for $800,000 (subject to adjustments) for the purchase of the inventory of the Licensed Products (as defined in the License Agreement). The Note has a stated interest rate of six percent (6%) and payment terms of the Note are in eighteen equal installments, beginning on October 1, 2019.

Either party may terminate the License Agreement upon written notice if the other party has failed to remedy a material breach within 30 days (or 15 days in the case of a breach of a payment obligation).

The foregoing description of the License Agreement is not complete and is qualified in its entirety by the complete text of the License Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Option Agreement with Spinal Resources, Inc.

In connection with the License Agreement, on August 23, 2019, the Company entered into an Option Agreement (the “Option Agreement”) granting the Company an option to purchase the Business (as defined in the Option Agreement) of SRI upon all of the terms, covenants and conditions set forth in the Option Agreement. Exercise of the Option Agreement shall require SRI to sell substantially all of the Assets of the Business to the Company, unless the parties agree that the sale shall be structured as a sale of equity. If the Company does not exercise the Option, SRI shall have the right, on written notice to the Company to require the Company to purchase the Business in accordance with the terms set forth in the Option Agreement.

The foregoing description of the Option Agreement is not complete and is qualified in its entirety by the complete text of the Option Agreement, which is filed herewith as Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above under the caption “License Agreement with Spinal Resources, Inc.” is incorporated by reference into this Item 3.02.

The description of the issuance of the Share Consideration to the Sellers set forth in Item 2.01 above is incorporated by reference into this Item 3.03. The issuance of the Share Consideration was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance did not involve a public offering. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

On August 26, 2019, the Company issued a press release announcing the entry into the License Agreement and Option Agreement with Spinal Resources, Inc. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exclusive License Agreement by and between Ozop Surgical Corp. and Spinal Resources, Inc. dated August 23, 2019.*
10.2	Option Agreement by and between Ozop Surgical Corp. and Spinal Resources, Inc, dated August 23, 2019.*
99.1	Press Release dated August 26, 2019.*

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OZOP SURGICAL CORP.

By:	/s/ Michael Chermak
Michael Chermak.
Chief Executive Officer

Date: August 26, 2019